     As filed with the Securities and Exchange Commission on April 23, 2001

                                                  Registration No. 333-
                                                                        --------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        INRANGE TECHNOLOGIES CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                                                06-0962862
 (State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                              100 Mt. Holly By-Pass
                                  P.O. Box 440
                           Lumberton, New Jersey 08048
                            Telephone: (609) 518-4000
      (Address, including zip code, telephone number, including area code, of registrant's principal executive offices)

        INRANGE TECHNOLOGIES CORPORATION SAVINGS AND STOCK OWNERSHIP PLAN
                            (Full title of the plan)

                               Gregory R. Grodhaus
                      President and Chief Executive Officer
                        INRANGE TECHNOLOGIES CORPORATION
                              100 Mt. Holly By-Pass
                                  P.O. Box 440
                           Lumberton, New Jersey 08048
                            Telephone: (609) 518-4000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                             George C. McKann, Esq.
                            Gardner, Carton & Douglas
                       321 North Clark Street, Suite 2900
                             Chicago, Illinois 60610

                         CALCULATION OF REGISTRATION FEE

            Title of Securities                Amount to be       Proposed Maximum            Proposed Maximum         Amount of
             to be Registered                Registered(1)(2)  Offering Price Per Share   Aggregate Offering Price  Registration Fee
            -------------------              ----------------  ------------------------   ------------------------  ----------------
Class B Common Stock, par value $0.01
 per share(3)                                    1,500,000               $13.59                   $20,385,000             $5,097

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Together with an indeterminable number of additional securities in order to adjust the number of securities reserved for issuance pursuant to the plan as the result of a stock split, stock dividend or similar transaction affecting the class B common stock, pursuant to 17 C.F.R. Section 230.416.

(3) Estimated in accordance with Rule 457(c) and (h)(1), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based upon the average of the high and low prices reported on the Nasdaq National Market on April 18, 2001.

                        INRANGE TECHNOLOGIES CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8


                                     PART I

                                EXPLANATORY NOTE

         This Form S-8 Registration Statement relates to 1,500,000 shares of our class B common stock which may be issued under our Savings and Stock Ownership Plan.

         The documents containing information specified by Part I of this Registration Statement will be delivered to participants in the plan as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended. These documents do not need to be filed with the Commission but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of
Part II of this Registration Statement) a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.


                                     PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         We file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any document we file at the Commission's public reference rooms in Washington, DC, New York, NY and Chicago, IL. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public from the Commission's web site at http://www.sec.gov. Reports, proxy and information statements and other information concerning Inrange can also be inspected at the offices of the Nasdaq Stock Market's National Market, 33 Whitehall Street, New York, NY 10004.

         The Commission allows us to "incorporate by reference" information into this Registration Statement, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this Registration Statement, and later information that we file with the Commission will automatically update this Registration Statement. We incorporate by reference the following documents and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering:

         (a) Our Annual Report on Form 10-K for the year ended December 31, 2000; and

         (b) Our Registration Statement on Form 8-A filed with the Commission on September 13, 2000, which describes the terms of the class B common stock.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation - a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

         Our bylaws and our certificates of incorporation require us to indemnify to the fullest extent authorized by the Delaware law any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise. As permitted by Section 102(b)(7) of the Delaware law, our certificate of incorporation eliminates the liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liabilities arising (a) from any breach of the director's duty of loyalty to the corporation or its stockholders; (b) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under section 174 of the Delaware law; or (d) from any transaction from which the director derived an improper personal benefit.

         In addition, we maintain director and officer liability insurance as permitted by Delaware law on behalf of directors, officers, employees or agents, which may cover liabilities under the Securities Act of 1933.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8. INDEX TO EXHIBITS.

         Exhibit Number    Description of Document

         4.1 Amended and Restated Certificate of Incorporation of Inrange Technologies Corporation, filed as Exhibit
                           3.3 to the Form S-1 Registration Statement (No. 333-38592), and incorporated herein by reference.

         4.2 Amended and Restated By-laws of Inrange Technologies Corporation, filed as Exhibit 3.2 to the Form S-1 Registration Statement (No. 333-38592), and incorporated herein by reference.

         4.3*              Inrange Technologies Corporation Savings and Stock
                           Ownership Plan

         23.1* Consent of Arthur Andersen LLP (independent public accountants)

         24 Power of Attorney (included in the signature pages of this Registration Statement)

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*        Filed herewith


         The Registrant hereby undertakes to submit the plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and to make all changes required by the IRS in order to qualify the plan under Section 401 of the Internal Revenue Code of 1986, as amended.

ITEM 9. UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offering herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any section, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lumberton, state of New Jersey, on this 23rd day of April 2001.

                                   INRANGE TECHNOLOGIES CORPORATION

                                   By:  /s/ Gregory R. Grodhaus
                                        -------------------------------------
                                        Gregory R. Grodhaus
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jay Zager and Kenneth H. Koch, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement and any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents or his or their substitute or substitutes, may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 23rd day of April 2001.

            /s/  Gregory R. Grodhaus                                          /s/  Jay Zager
-----------------------------------------------------      --------------------------------------------------------
                   Gregory R. Grodhaus                                            Jay Zager
          President and Chief Executive Officer              Executive Vice President and Chief Financial Officer
                        Director                                  (Principal Financial and Accounting Officer)

            /s/  John B. Blystone                                             /s/  Lewis M. Kling
-----------------------------------------------------      --------------------------------------------------------
                    John B. Blystone                                               Lewis M. Kling
                  Chairman of the Board                                               Director

            /s/  David L. Chapman                                             /s/  Patrick J. O'Leary
-----------------------------------------------------      --------------------------------------------------------
                    David L. Chapman                                             Patrick J. O'Leary
                        Director                                                      Director

            /s/  Robert B. Foreman                                            /s/  Bruce J. Ryan
-----------------------------------------------------      --------------------------------------------------------
                    Robert B. Foreman                                              Bruce J. Ryan
                        Director                                                      Director

            /s/  Christopher J. Kearney                                       /s/  David B. Wright
-----------------------------------------------------      --------------------------------------------------------
                 Christopher J. Kearney                                           David B. Wright
                        Director                                                      Director

         Pursuant to the requirements of the Securities Act of 1933, as amended, the SPX Administrative Committee, which administers the plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lumberton, state of New Jersey, on this 23rd day of April 2001.

                                           INRANGE TECHNOLOGIES
                                           CORPORATION SAVINGS AND
                                           STOCK OWNERSHIP PLAN


                                           By:    /s/ Christopher J. Kearney
                                                ----------------------------
                                           Name:  Christopher J. Kearney
                                                 ---------------------------
                                           Title: Committee Member
                                                  --------------------------

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER                 DESCRIPTION
-------                -----------
4.1                    Amended and Restated Certificate of Incorporation of
                       Inrange Technologies Corporation, filed as Exhibit 3.3
                       to the Form S-1 Registration Statement (No. 333-38592),
                       and incorporated herein by reference.

4.2                    Amended and Restated By-laws of Inrange Technologies
                       Corporation, filed as Exhibit 3.2 to the Form S-1
                       Registration Statement (No. 333-38592), and incorporated herein by reference.

4.3*                   Inrange Technologies Corporation Savings and Stock
                       Ownership Plan

23.1* Consent of Arthur Andersen LLP (independent public accountants)

24 Power of Attorney (included in the signature pages of this Registration Statement)

----------

*    Filed herewith


                                      E-1